EXHIBIT 99.1

Terra Tech Announces Plans to Commence Adult-Use Market Sales at its Blüm Cannabis Dispensary in San Leandro, California

City Council of San Leandro, CA Votes to Allow Adult Use Sales

Irvine, CA – March 19, 2019 - Terra Tech Corp. (TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that the City Council  of San Leandro, CA voted last night to approve an ordinance for adult-use cannabis sales in the City of San Leandro.  The ordinance is subject to a second reading which is scheduled to occur on April 1, 2019 and will go into effect on May 1, 2019.  The ordinance would allow for existing medical dispensaries to sell cannabis to recreational users 21 years of age or older, starting May 1, 2019. The Company currently operates the only licensed medical cannabis dispensary open in the City at 1915 Fairway Drive San Leandro, CA, 94577.

Terra Tech’s Blüm San Leandro dispensary has seen consistent medical foot traffic and a significant number of adult users, over 200 a week on average, have been turned away since the medical facility opened its doors on January 11, 2019.  The Company is experiencing robust sales in San Leandro which is a prominent suburb city of San Francisco and Oakland, centered in the dynamic San Francisco Bay Area, with a vibrant community of more than 89,000 residents. The Company also has an extraction permit which was issued by the City of San Leandro.

Chief Executive Officer, Derek Peterson, said, “This ruling by the City Council of San Leandro brings us a step closer to serving the adult use market in that region. The Blüm, San Leandro medical cannabis dispensary opened in January this year, to strong demand, and we are excited to prepare for a ramp in sales. We are currently developing proprietary cannabis strains and genetics at our West Grand Avenue cultivation facility, which we plan to sell through our San Leandro dispensary under our IVXX® premium brand, and it is our expectation that, following the start of adult-use sales in May, the store will have the potential to generate a $5 million run rate.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

###

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC.  Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

1

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm visit: http://letsblum.com

Follow us on Instagram @Letsblum

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

2